U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TECH-NET COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

NEVADA                                                980231440
(State or other jurisdiction of                                       (I.R.S. Employer
incorporation or organization)                                       Identification Number)

Suite 2000, Oceanic Business Centre
1066 West Hastings Street
Vancouver, BC, Canada                                               V6E 3X2
(Name and address of principal                                     (Zip Code)
executive offices)

Registrant's telephone number, including area code:                               (604) 601-8217

Approximate date of commencement of proposed sale to the public:                                     Not Applicable .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.                     |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.                   |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.                       |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.                     |__|

THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT IS FILED TO REMOVE FROM REGISTRATION THE SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE, OF THE REGISTRATION WHICH SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(c) OF THE SECURITIES ACT OF 1933, AS AMENDED.

COPIES OF COMMUNICATIONS TO:
Michael A. Cane, Esq.
2300 W. Sahara Avenue,
Suite 500 – Box 18
Las Vegas, NV 89102
(702) 312-6255
Agent for Service of Process

DE-REGISTRATION OF SHARES OF COMMON STOCK

On June 14, 2002, TECH-NET COMMUNICATIONS, INC. , a Nevada corporation (the "Company"), filed with the Securities and Exchange Commission a Registration Statement (File No. 333-90456) on Form SB-2 under the Securities Act of 1933, as amended, registering up to 2,536,000 shares of the Company's common stock, par value $0.001 per share (the "Shares") to be sold from time to time by certain stockholders of the Company. Such Registration Statement, as amended by Pre-Effective Amendment No. 1 dated August 29, 2002, Pre-Effective Amendment No. 2 dated October 11, 2002 and Pre-Effective Amendment No. 3 dated October 31, 2002, was declared effective on November 12, 2002.

In accordance with the undertakings of the Company set forth in Part II of the Registration Statement, the Company hereby de-registers the Shares that remain unsold as of the date hereof pursuant to this Post-Effective Amendment No. 1 to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant has duly caused this Post-Effective Amendment No. 1 to Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on July 31, 2003.

TECH-NET COMMUNICATIONS, INC.

By: /s/ Jayson Carmichael, President
        ________________________
                                                     Jayeson Carmichael, President

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Jayeson Carmichael, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form SB-2 Registration Statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE
/s/ Jayeson Carmichael
Jayeson Carmichael	Principal Executive Officer and Director	July 31, 2003
/s/ Edward Wong
Edward Wong	Principal Financial Officer, Principal Accounting Officer and Director	July 31, 2003
/s/ Diane Travis
Diane Travis	Director	July 31, 2003